Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Third Quarter 2007 Results

ONEONTA, Alabama (Nov. 6, 2007) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its third quarter ended September 30, 2007. Key quarterly highlights for Otelco include:

•	Total revenues of $17.6 million.

•	Operating income of $5.1 million.

•	Adjusted EBITDA (as defined below) of $8.9 million.

“We are pleased with our third quarter results as both our operating and financial performance experienced growth,” stated Mike Weaver, President and Chief Executive Officer of Otelco. “On the operating front, the quarter resulted in continued growth in our access lines, digital high-speed Internet and long distance customers. Our total access line equivalents increased 1.1% from the second quarter to 67,123 total access line equivalents, an increase of 750 lines for the quarter. Our digital high-speed Internet offering continues to be successful as we increased our subscribers by 3.7% over the second quarter of this year. Our Maine CLEC business produced a 4.7% increase in access lines in this quarter when compared to the second quarter.

“Adjusted EBITDA was $8.9 million for the quarter, a growth of 2.0% over third quarter 2006,” added Weaver. “Our balance sheet has been strengthened by the sale of an additional 3,000,000 Income Deposit Securities in July, further demonstrating our commitment to the total return for our shareholders.”

Distribution to IDS Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For the fourth quarter of 2007, the Board is meeting on November 15, 2007. The scheduled interest and any dividend declared will be paid on December 31, 2007 to holders of record as of the close of business on December 14, 2007. The interest payment will cover the period from September 30, 2007 through December 29, 2007.

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Otelco Reports Third Quarter Results

Nov. 6, 2007

Third Quarter 2007 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	3Q 2006	3Q 2007	Amount	Percent
Revenues	$17,137	$17,594	$457	2.7%
Operating income	$5,139	$5,117	$(22)	(0.4)%
Interest expense	$(5,624)	$(5,845)	$221	3.9%
Net income available to stockholders	$(365)	$(668)	$(303)	(83.0)%
Basic net income per share	$(0.04)	$(0.05)	$(0.01)	(25.0)%
Diluted net income per share	$(0.04)	$(0.07)	$(0.03)	(75.0)%

Adjusted EBITDA(a)	$8,704	$8,879	$175	2.0%
Capital expenditures	$1,695	$1,511	$(187)	(11.0)%

			Change
	YTD 2006	YTD 2007	Amount	Percent
Revenues	$40,208	$51,885	$11,677	29.0%
Operating income	$14,719	$14,276	$(443)	(3.0)%
Interest expense	$(14,758)	$(16,634)	$1,876	12.7%
Net income available to stockholders	$1,933	$(891)	$(2,824)	(146.0)%
Basic net income per share	$0.20	$(0.08)	$(0.28)	(140.0)%
Diluted net income per share	$0.19	$(0.14)	$(0.33)	(173.7)%

Adjusted EBITDA(a)	$22,627	$25,928	$3,301	14.6%
Capital expenditures	$3,663	$4,387	$724	19.8%

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
Adjusted EBITDA
Net Income	$(365)	$(668)	$1,933	$(891)
Add: Depreciation	2,817	2,826	6,692	8,934
Interest Expense	4,800	4,219	12,902	13,743
Interest Expense - Caplet Cost	198	206	543	673
Interest Expense - Bond Premium	-	(16)	-	(16)
Interest Expense - Amortize Loan Cost	625	1,437	1,312	2,233
Gain/Loss from Investments	-	-	(2,686)	-
Income Tax Expense	(1)	394	1,231	(97)
Accretion Expense	111	-	332	-
Other Non-Operating	(63)	-	(63)	-
Change in Fair Value of Derivatives	(27)	(186)	(337)	(654)
Loan Fees	20	19	76	57
Amortization - Intangibles	589	648	692	1,946
Adjusted EBITDA	$8,704	$8,879	$22,627	$25,928

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Third Quarter Results

Nov. 6, 2007

	First	Second	Third
	Quarter	Quarter	Quarter	% Change
Key Operating Statistics	2007	2007	2007	Quarter
Access line equivalents (1)
Residential access lines	29,789	29,483	29,156	(1.1)%
Business access lines	22,577	23,537	24,122	2.5%
Total access lines	52,366	53,020	53,278	0.5%
High-speed lines	12,960	13,353	13,845	3.7%
Total access line equivalents	65,326	66,373	67,123	1.1%

Long distance customers	22,066	22,358	22,420	0.3%
Cable television customers	4,211	4,187	4,170	(0.4)%
Dial-up internet customers	18,313	17,220	16,263	(5.6)%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines, including wholesale digital subscriber lines.

FINANCIAL DISCUSSION FOR THIRD QUARTER 2007:

Revenue

Total revenues grew 2.7% in the three months ended September 30, 2007 to $17.6 million from $17.1 million in the three months ended September 30, 2006. The growth in revenue reflected growth in CLEC customers in Maine and increased digital high-speed Internet penetration. Local services revenue grew 2.2% in the third quarter to $6.5 million from $6.4 million in the quarter ended September 30, 2006. Network access revenue grew 1.2% to $6.6 million from $6.5 million in the quarter ended September 30, 2006. Cable television revenue in the three months ended September 30, 2007 was flat at $0.5 million when compared to the three months ended September 30, 2006. Internet revenue for the quarter increased 3.7% to $2.9 million from $2.8 million in the quarter ended September 30, 2006. Transport services revenue grew 15.5% to $1.1 million in the three months ended September 30, 2007 from $0.9 million in the same period in 2006.

Operating Expenses

Operating expenses in the three months ended September 30, 2007 increased 4.0% to $12.5 million from $12.0 million in the three months ended September 30, 2006. Cost of services increased 3.0% to $6.3 million from $6.1 million in the quarter ended September 30, 2006. The cost associated with increased CLEC revenue in Maine, increased Internet bandwidth in Alabama and increased long distance customers in Missouri was partially offset by network and Internet help desk efficiencies. Selling, general and administrative expenses increased 9.2% to $2.7 million in the quarter ended September 30, 2007 from $2.5 million in the quarter ended September 30, 2006. Increased operating taxes and diligence expenses were the cause of the increase. Depreciation and amortization for third quarter increased 2.0% to $3.5 million from $3.4 million.

Interest Expense

Interest expense increased 3.9% to $5.8 million in the quarter ended September 30, 2007 from $5.6 million a year ago, reflecting the recognition of the remaining $1.0 million in loan cost associated with the extinguished debt and the increased non-cash caplet cost associated with our interest rate cap, offset by lower total indebtedness of the Company and the reduction in margin cost from 3.25% to 1.75% on all of our senior debt.

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Otelco Reports Third Quarter Results

Nov. 6, 2007

Adjusted EBITDA

Adjusted EBITDA for the three months ended September 30, 2007 was $8.9 million, an increase of 2.0% from $8.7 million the three months ended September 30, 2006. For the nine months ended September 30, 2007, Adjusted EBITDA was $25.9 million, an increase of 14.6% from $22.6 million the nine months ended September 30, 2006. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of September 30, 2007, the Company had cash and cash equivalents of $17.6 million and total long-term debt of $170.0 million. The third quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million to our bond holders occurred on October 1, 2007.

Capital Expenditures

Capital expenditures were $1.5 million for the quarter and $4.4 million year-to-date 2007. The Company added DSL capacity, competitive customer specific equipment, and other upgrades to its network and switching facilities.

Third Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, November 7, 2007, at 11:00 a.m. ET. To participate in the call, dial 913-312-0714 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.otelco.net or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.otelco.net or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 4282903.

ABOUT OTELCO

Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telephone services in Alabama, Maine and Missouri. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 67,000 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 40 largest local exchange carriers in the United States based on number of access line. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive telephone services through several subsidiaries. For more information, visit the Company’s web site at www.otelco.net.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter Results

Nov. 6, 2007

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2006	September 30, 2007
		(unaudited)
Assets
Current Assets
Cash and cash equivalents	$14,401,849	$17,565,053
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $221,762 and
$207,359 respectively	3,105,636	2,870,450
Unbilled receivables	2,324,213	2,521,484
Other	1,680,144	2,068,639
Materials and supplies	1,962,938	1,926,254
Prepaid expenses	1,062,947	566,420
Deferred income taxes	766,225	832,946
Total current assets	25,303,952	28,351,246

Property and equipment, net	60,493,789	55,415,315
Goodwill	134,182,309	134,570,435
Intangible assets, net	11,340,806	9,971,280
Investments	1,240,250	1,213,246
Deferred financing costs	6,652,393	6,246,801
Interest rate cap	4,542,160	2,833,166
Deferred charges	96,628	60,186
Total assets	$243,852,287	$238,661,675

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,658,911	$1,253,551
Dividends payable	1,705,524	2,234,274
Accrued expenses	5,875,863	7,068,675
Advanced billings and payments	2,119,701	2,085,730
Customer deposits	197,496	200,840
Total current liabilities	11,557,495	12,843,070

Deferred income taxes	24,712,213	24,778,934
Other liabilities	187,037	187,867
Total deferred tax and other liabilities	24,899,250	24,966,801

Long-term notes payable	201,075,498	170,036,724
Derivative liability	2,107,877	1,383,679
Class B common convertible to senior
subordinated notes	4,085,033	4,085,033

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding
12,676,733 shares	96,767	126,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	284,041	30,456,624
Retained deficit	(1,137,166)	(5,154,673)
Accumulated other comprehensive income	878,045	(87,797)
Total stockholders’ equity	127,134	25,346,368
Total liabilities and stockholders’ equity	$243,852,287	$238,661,675

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Otelco Reports Third Quarter Results

Nov. 6, 2007

OTELCO INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenues
Local services	$6,363,046	$6,502,105	$14,956,503	$19,381,216
Network access	6,533,743	6,612,250	16,849,379	19,190,669
Cable television	550,914	547,044	1,631,985	1,642,985
Internet	2,765,643	2,867,381	5,846,691	8,547,085
Transport services	923,625	1,065,521	923,625	3,122,940
Total revenues	17,136,971	17,594,301	40,208,183	51,884,895

Operating expenses
Cost of services and products	6,139,234	6,326,014	12,501,035	19,131,470
Selling, general and administrative expenses	2,451,477	2,676,515	5,604,141	7,597,843
Depreciation and amortization	3,406,789	3,474,799	7,384,289	10,879,513
Total operating expenses	11,997,500	12,477,328	25,489,465	37,608,826
Income from operations	5,139,471	5,116,973	14,718,718	14,276,069
Other income (expense)
Interest expense	(5,623,615)	(5,844,898)	(14,757,595)	(16,633,507)
Change in fair value of derivative	27,234	186,055	337,696	654,472
Other income	201,506	268,356	3,198,013	715,389
Total other expense	(5,394,875)	(5,390,487)	(11,221,886)	(15,263,646)
Income (loss) before income taxes and accretion expense	(255,404)	(273,514)	3,496,832	(987,577)

Income tax (expense) benefit	1,375	(394,197)	(1,231,235)	97,079

Income (loss) before accretion expense	(254,039)	(667,711)	2,265,597	(890,498)

Accretion of Class B common convertible to senior subordinated notes	(110,732)	-	(332,195)	-
Net income (loss) available to common stockholders	$(364,761)	$(667,711)	$1,933,402	$(890,498)

Weighted average shares outstanding:
Basic	9,676,733	12,546,298	9,676,733	10,643,766
Diluted	10,221,404	13,090,969	10,221,404	11,188,437

Net income (loss) per share:
Basic	$(0.04)	$(0.05)	$0.20	$(0.08)
Diluted	$(0.04)	$(0.07)	$0.19	$(0.14)

Dividends declared per share	$0.18	$0.18	$0.53	$0.53

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Otelco Reports Third Quarter Results

Nov. 6, 2007

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended
	September 30,
	2006	2007
Cash flows from operating activities:
Net income (loss)	$1,933,402	$(890,498)
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	6,390,925	8,933,812
Amortization	578,904	1,945,696
Interest rate caplet	543,321	673,425
Amortization of debt premium	-	(16,533)
Amortization of loan costs	1,311,927	2,233,495
Accretion expense	332,195	-
Change in fair value of derivative	(337,695)	(654,472)
Provision for uncollectible revenue	123,979	114,979
Gain on disposition of other assets	(2,686,745)	-
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(155,522)	(642,120)
Material and supplies	(20,652)	(117,903)
Income tax receivable	287,804	-
Prepaid expenses and other assets	101,675	496,527
Accounts payable and accrued liabilities	4,888,886	(1,002,997)
Advance billings and payments	1,888	(33,971)
Other liabilities	(3,860)	4,174
Net cash from operating activities	13,290,432	11,043,614

Cash flows from investing activities:
Acquisition and construction of property and equipment	(3,662,910)	(4,386,579)
Proceeds from retirement of investment	3,226,651	7,871
Purchase Mid-Maine	(15,905,248)	-
Deferred charges	(67,921)	(2,033)
Net cash from investing activities	(16,409,428)	(4,380,741)

Cash flows from financing activities:
Cash dividends paid	(3,411,048)	(3,411,048)
Direct cost of Subsequent Public Offering	-	(2,307,686)
Repayment of long-term debt	(24,347,299)	(55,353,032)
Loan origination costs	-	(1,827,903)
Proceeds from long-term debt	40,000,000	-
Proceeds from issuance of IDS	-	59,400,000

Net cash from financing activities	12,241,653	(3,499,669)

Net increase (decrease) in cash and cash equivalents	9,122,657	3,163,204
Cash and cash equivalents, beginning of period	5,569,233	14,401,849

Cash and cash equivalents, end of period	$14,691,890	$17,565,053

Supplemental disclosures of cash flow information:
Interest paid	$12,130,902	$13,878,086
Income taxes (received)	$(262,632)	$(153,468)
Dividends declared but not paid	$1,705,524	$2,234,274

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